CERTIFICATE OF DESIGNATION

                                       of

                            SERIES B PREFERRED STOCK

                                       of

                                 INTERIORS, INC.

                         Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

            Interiors, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation (the "Certificate of Incorporation"), of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 200,000 shares of Preferred Stock of the Corporation designated as "Series B Preferred Stock":

            RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, $0.01 par value per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

            There shall be a series of 8% convertible redeemable Preferred Stock of the Corporation designated as "Series B Preferred Stock" and the number of shares constituting such series shall be 200,000, subject to adjustment as provided herein. Such series is referred to herein as the "Series B Preferred Stock".

      1. Voting. The holders of shares of Series B Preferred Stock shall not be entitled to any vote with respect to such shares on any question or matter, except as expressly set forth herein or as required by applicable law.

      2. Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive out of funds legally available therefor dividends, payable on each anniversary of the date of issuance of the Series B Preferred Stock (the "Anniversary Date"), at the rate of eighty ($.20) cents for each outstanding share of Series B Preferred Stock, or, if greater, dividends at the same rate as cash dividends (if any) paid on the Company's issued and outstanding shares of Class A Common Stock, (treating each share of Series B Preferred Stock as being equal to the number of shares of Class A Common Stock, including fractions of a share, into which each share of Series B Preferred Stock is then convertible). In the event and to the extent that the Company shall not declare and pay a full annual dividend in cash on outstanding shares of Series B Preferred Stock, as aforesaid, the aggregate amount of such annual dividend not paid in cash (the "Deficiency") shall be paid by issuing to the holders of the outstanding shares of Series B Preferred Stock (pro-rata) such additional number of shares of Series B Preferred Stock as shall be determined by (a) multiplying .08 by (i) the aggregate number of shares of Series B Preferred Stock then outstanding, times (ii) $10.00 per share, (b) subtracting from the product of clause (a) the amount of such annual dividend paid in cash (if any), and (c) dividing the result thereof by $10.00.

      3. Liquidation, Dissolution and Winding-up.

            3A. Subject to adjustment as set forth in paragraph 3C below, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be paid an amount equal to (i) $10.00 per share; such amount to be subject to equitable adjustment whenever there shall occur a stock split combination, reclassification or other similar event involving the Series B Preferred Stock (the "Original Purchase Price"), plus (ii) in the case of each share, an amount equal to dividends accrued but unpaid thereon, computed to the date payment thereof is made available, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series B Preferred Stock. The amount payable with respect to one share of Series B Preferred Stock is sometimes referred to as the "Series B Liquidation Preference Payment" and with respect to all shares of Series B Preferred Stock is sometimes referred to as the "Series B Liquidation Preference Payments." The holders of Series B Preferred Stock shall be entitled to receive Series B Liquidation Preference Payments in parity with the holders of the Company's outstanding 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), on a pro-rata basis based upon the amount by which (a) the product of outstanding shares of Series A Preferred Stock multiplied by the $5.00 per share liquidation preference on such Series A Preferred Stock, and (b) the product of the outstanding shares of Series B Preferred Stock multiplied by the $10.00 per share Original Purchase Price attributible to the Series B Preferred Stock, bears to each other. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Series B Preferred Stock shall be distributed to such holders of the Series B Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series B Preferred Stock held by such holder bears to the total number of shares of Series B Preferred Stock then outstanding. For purposes hereof, the Class A Common Stock and the Class B Class A Common Stock of the Corporation shall rank on liquidation junior to the Series B Preferred Stock.

            3B. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series B Preferred Stock shall have been paid in full the Series B Liquidation Preference Payments or funds necessary for such Series B Liquidation Preference Payments shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred Stock so as to be available for such Series B Liquidation Preference Payments, the holders of the Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

            3C. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

            3D The (i) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a wholly-owned subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), (ii) the sale or transfer by the Corporation of all or substantially all its assets, or (iii) the sale or transfer by the Corporation's stockholders of more than 50% in voting power of the Corporation's capital stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3.

Whenever the distributions provided for in this paragraph 3 shall be payable in property other than cash, the value of such distributions shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

      4. Restrictions. At any time when at least 25% of the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement (as defined in Section 7(b) hereof) remain outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the certificate of incorporation, and in addition to any other vote required by law or the certificate of incorporation, without the written consent of the holders of at least two-thirds in interest of the then outstanding shares of Series B Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not:

            (1) Amend, alter or repeal any provision of the Corporation's certificate of incorporation or bylaws in a manner which shall materially and adversely affect the rights, designations and privileges attributable to the Series B Preferred Stock;

            (2) Create or authorize the creation of any additional class or series of shares of stock or create or authorize any obligation or security convertible into any class or series of Class A Common Stock or Preferred Stock which shall rank senior to the Series B Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Series B Preferred Stock or create or authorize any obligation or security convertible into shares of Series B Preferred Stock unless the same ranks junior to the Series B Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation; or

            (3) In any manner alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the shares of Series B Preferred Stock so as to affect such shares adversely;

            (4) Except with respect to existing rights with respect to Series A Preferred Stock, purchase or redeem, or set aside any sums for the purchase or redemption of any shares of stock other than the Series B Preferred Stock, except for dividends or other distributions payable on the Series A Preferred Stock or Class A Common Stock.

      5. Conversion. The holders of shares of Series B Preferred Stock shall have the following conversion rights:

            5A. Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series B Preferred Stock shall have the right and option (the "Conversion Right"), exercisable at any time or from time to time on or after a date which shall be from and after March 31, 2000 (the "Conversion Commencement Date"), to convert all or any portion of its or their shares of Series B Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series B Preferred Stock) into such number of fully paid and nonassessable shares of Class A Common Stock as is obtained by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by the Original Purchase Price, and
(ii) dividing the result by a price equal to $____ per share, being the average of the closing prices of the Company's Class A Common Stock, as traded on The Nasdaq Stock Market, Inc. SmallCap Market or National Market, the American Stock Exchange, the National Association of Securities Dealers, Inc. OTC-Bulletin Board or any other national securities exchange (a "National Securities Exchange"), as reported by such National Securities Exchange on the twenty five
(25) consecutive trading days immediately preceding the Closing Date (the "Conversion Price"). Each share of Series B Preferred Stock shall be convertible into that number of shares of Class A Common Stock as shall be determined by dividing the Original Purchase Price by the Conversion Price.

      Such rights of conversion shall be exercised by the holder thereof at any time or from time to time on and after the Conversion Commencement Date by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued.

      Notwithstanding the foregoing, the holder of Series B Preferred Stock shall have the right prior to the Conversion Commencement Date to convert all or any of its shares of Series B Preferred Stock into Class A Common Stock at the Conversion Price then in effect in the event that, prior to such Conversion Commencement Date, there shall occur any of the following events or the Corporation shall enter into a definitive binding agreement to consummate any of the following events: (i) the consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a wholly-owned subsidiary or merger in which the Corporation is the surviving Corporation or the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);
(ii) the sale or transfer by the Corporation of all or substantially all its assets; (iii) the sale or transfer by the Corporation's stockholders of more than 50% in voting power of the Corporation's capital stock; (iv) the commencement of a tender offer for more than 50% in voting power of the Corporation's capital stock.

            5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, but in no event later than five (5) trading days, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. In the event the Corporation fails to deliver the proper documentation to the Corporation's transfer agent such that the transfer agent may deliver to the holder such shares of Class A Common Stock within such 5-trading day period, the Corporation shall be obligated to pay to the holder a late payment fee of (i) $100 per each $10,000 of Series B Preferred Stock surrendered for each of the first five (5) trading days following the specified date of delivery and (ii) $300 per each $20,000 of Series B Preferred Stock surrendered for each trading day thereafter. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid (the "Conversion Date"), and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            5C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series B Preferred Stock into Class A Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class A Common Stock issued upon such conversion. Subject to the provisions of paragraph 3A, at the time of each conversion, the Corporation shall: (i) if cash is legally available, pay in cash an amount equal to all dividends accrued and unpaid on the shares of Series B Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in paragraph 5B, or (ii) if cash is not legally available, provide to such holder a certificate representing a number of shares of Class A Common Stock equal to the quotient of (A) the sum of all dividends accrued and unpaid on the shares of Series B Preferred Stock so surrendered divided by (B) the applicable Conversion Price. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class A Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Series B Preferred Stock surrendered by any one holder.

            5D. Adjustment of Conversion Price Upon Issuance of Additional Shares of Class A Common Stock. In the event that the Corporation shall issue shares of its Class A Common Stock for a consideration per share which shall be less than the Conversion Price, the number of shares of Class A Common Stock issuable upon conversion of each share of the Series B Preferred Stock in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

N   = E x (O + A)
          -------
          (O + P)

where:

N   = the number of shares of Class A Common Stock issuable upon conversion of each share of the Class B Preferred Stock after giving effect to such adjustment.

E   = the then current number of shares of Class A Common Stock issuable upon conversion of each shares of the Class B Preferred Stock in effect immediately prior to the time of such issuance.

O   = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares of Class A Common Stock.

A   = the number of additional shares of Class A Common Stock issued.

P   = the number of shares of Class A Common Stock that could be purchased at the Conversion Price with the aggregate consideration received in the dilutive issuance, calculated by dividing (i) the aggregate consideration received for the issuance of such additional shares of Class A Common Stock, by (ii) the Conversion Price per share of Class A Common Stock on the date of sale of such additional shares.

The adjustment shall be made successively whenever such sale or issuance is made and shall become effective immediately after such sale or issuance.

The foregoing paragraph 5D shall not apply to:

            (1) the conversion or exchange of other securities convertible or exchangeable for Class A Common Stock,

            (2) Common Stock issued to the employees, officers or directors of the Corporation or any of its direct or indirect subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of the Class A Common Stock when required by law, if such Class A Common Stock would otherwise be covered by this paragraph 5D (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 10% of the Class A

Common Stock outstanding at the time of the adoption of each such employee benefit plan, plus all shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock, exclusive of anti-dilution adjustments hereunder),

            (3) Class A Common Stock issued upon the exercise of rights or warrants issued to the holders of Class A Common Stock or Series B Preferred Stock,

            (4) Class A Common Stock issued (A) as consideration when any corporation or business is acquired, merged with or becomes part of the Corporation or any direct or indirect subsidiary of the Corporation, or (B) in good faith in consideration of any acquisition of assets (other than cash or cash equivalents), in each case, in any arm's-length transaction between the Corporation or any direct or indirect subsidiary of the Corporation and a person other than an affiliate of the Corporation,

            (5) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

            (6) Class A Common Stock outstanding on the date of the "Closing Date" (as defined in the Purchase Agreement, herein described), or

            (7) any issuance for which an adjustment is provided under clause 5D(1), 5D(2), 5D(3) or 5D(4) of this paragraph 5D.

            For purposes of this paragraph 5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

            5D(1) Adjustments for Convertible Securities Issues. If the Corporation shall issue any securities convertible into or exchangeable for Class A Common Stock (collectively, "Convertible Securities") for a consideration per share of Class A Common Stock initially deliverable upon conversion or exchange of such securities (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities) which shall be less than the Conversion Price of such Class A Common Stock on the date of issuance of such securities, the number of shares of Class A Common Stock issuable upon conversion of each share of the Series B Preferred Stock in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

N   = E x (O + D)
          -------
          (O + P)

where:

N   = the number of shares of Class A Common Stock issuable upon conversion of each share of the Class B Preferred Stock after giving effect to such adjustment.

E   = the then current number of shares of Class A Common Stock issuable upon conversion of each shares of the Class B Preferred Stock in effect immediately prior to the time of such issuance.

O   = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares of Class A Common Stock.

D   = the maximum number of additional shares of Class A Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

P   = the number of shares of Class A Common Stock that could be purchased at the Conversion Price with the aggregate consideration received in the dilutive issuance, calculated by dividing (i) the aggregate consideration received for the issuance of such additional shares of Class A Common Stock issuable upon conversion or exchange of the relevant securities (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities ), by (ii) the Conversion Price per share of Class A Common Stock on the date of sale of such additional shares.

The adjustment shall be made successively whenever such sale or issuance is made and shall become effective immediately after such sale or issuance.

The foregoing paragraph 5D(1) shall not apply to:

            (1) the conversion or exchange of other securities convertible or exchangeable for Class A Common Stock,

            (2) Common Stock issued to the employees, officers or directors of the Corporation or any of its direct or indirect subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of the Class A Common Stock when required by law, if such Class A Common Stock would otherwise be covered by this paragraph 5D (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 10% of the Class A Common Stock outstanding at the time of the adoption of each such employee benefit plan, plus all shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock, exclusive of anti-dilution adjustments hereunder),

            (3) Class A Common Stock issued upon the exercise of rights or warrants issued to the holders of Class A Common Stock or Series B Preferred Stock,

            (4) Class A Common Stock issued (A) as consideration when any corporation or business is acquired, merged with or becomes part of the Corporation or any direct or indirect subsidiary of the Corporation, or (B) in good faith in consideration of any acquisition of assets

(other than cash or cash equivalents), in each case, in any arm's-length transaction between the Corporation or any direct or indirect subsidiary of the Corporation and a person other than an affiliate of the Corporation,

            (5) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

            (6) Class A Common Stock outstanding on the date of the "Closing Date" (as defined in the Purchase Agreement, herein described), or

            (7) any issuance for which an adjustment is provided under clause 5D, 5D(2), 5D(3) or 5D(4) of this paragraph 5D.

            5D(2) Adjustments for Issues of Options. If the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Class A Common Stock (such warrants, rights or options being collectively referred to herein as "Options") whether or not such Options are immediately exercisable, and the price per share for which Class A Common Stock is issuable upon the exercise of such Options (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, by (ii) the total maximum number of shares of Class A Common Stock issuable upon the exercise of all such Options) for a consideration per share which shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, the number of shares of Class A Common Stock issuable upon conversion of each share of the Series B Preferred Stock in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

N   = E x (O + M)
          -------
          (O + P)

where:

N   = the number of shares of Class A Common Stock issuable upon conversion of each share of the Class B Preferred Stock after giving effect to such adjustment.

E   = the then current number of shares of Class A Common Stock issuable upon conversion of each shares of the Class B Preferred Stock in effect immediately prior to the time of such issuance.

O   = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares of Class A Common Stock.

M   = the maximum number of additional shares of Class A Common Stock deliverable upon exercise of the Options or in exchange for such securities at the initial exercise price.

P   = the number of shares of Class A Common Stock that could be purchased at the Conversion Price with the aggregate consideration received in the dilutive issuance, calculated by dividing (i) the aggregate consideration received for the issuance of such additional shares of Class A Common Stock issuable upon exercise of the relevant Options (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the grant of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise thereof, by (y) the total maximum number of shares of Class A Common Stock issuable upon the exercise of all such Options), by
      (ii) the Conversion Price per share of Class A Common Stock on the date of sale of such additional shares.

The adjustment shall be made successively whenever such sale or issuance is made and shall become effective immediately after such sale or issuance.

The foregoing paragraph 5D(2) shall not apply to:

            (1) the conversion or exchange of other securities convertible or exchangeable for Class A Common Stock,

            (2) Common Stock issued to the employees, officers or directors of the Corporation or any of its direct or indirect subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of the Class A Common Stock when required by law, if such Class A Common Stock would otherwise be covered by this paragraph 5D (but only to the extent that the aggregate number of shares of Class A Common Stock excluded hereby and issued on or after the date hereof shall not exceed 10% of the Class A Common Stock outstanding at the time of the adoption of each such employee benefit plan, plus all shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock, exclusive of anti-dilution adjustments hereunder),

            (3) Class A Common Stock issued upon the exercise of rights or warrants issued to the holders of Class A Common Stock or Series B Preferred Stock,

            (4) Class A Common Stock issued (A) as consideration when any corporation or business is acquired, merged with or becomes part of the Corporation or any direct or indirect subsidiary of the Corporation, or (B) in good faith in consideration of any acquisition of assets (other than cash or cash equivalents), in each case, in any arm's-length transaction between the Corporation or any direct or indirect subsidiary of the Corporation and a person other than an affiliate of the Corporation,

            (5) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting,

            (6) Class A Common Stock outstanding on the date of the "Closing Date" (as defined in the Purchase Agreement, herein described), or

            (7) any issuance for which an adjustment is provided under clause 5D, 5D(1), 5D(3) or 5D(4) of this paragraph 5D.

            5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(2), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1), or the rate at which Convertible Securities referred to in subparagraph 5D(1) are convertible into or exchangeable for Class A Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Class A Common Stock (except for the issue of stock dividends or distributions upon the outstanding Class A Common Stock for which adjustment is made pursuant to paragraph 5G), Options or Convertible Securities, any Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            5D(5) Consideration for Stock. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

            5D(6) Record Date. In case the Corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Class A Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Class A Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Class A Common

Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            5D(7) Treasury Shares. The number of shares of Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Class A Common Stock for the purpose of this paragraph 5D.

            5E. Certain Issues of Class A Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of shares of Class A Common Stock issuable upon exercise of the Warrants issued pursuant to Purchase Agreement referred to in Paragraph 7(b) hereof.

            5F. Subdivision or Combination of Class A Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Class A Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Class A Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            5G. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Class A Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Class A Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such Class A Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            5H. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the

Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            5I. Other Notices. In case at any time:

            (1) the Corporation shall declare any dividend upon its Class A Common Stock payable in cash or stock or make any other distribution to the holders of its Class A Common Stock;

            (2) the Corporation shall offer for subscription pro rata to the holders of its Class A Common Stock any additional shares of stock of any class or other rights;

            (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

            (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class A Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Class A Common Stock shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            5J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Class A Common Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Class A Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Class A Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Class A Common Stock may be listed.

            5K. No Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

            5L. Issue Tax. The issuance of certificates for shares of Class A Common Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

            5M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            5N. Definition of Class A Common Stock. As used in this paragraph 5, the term "Class A Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series B Preferred Stock; provided that the shares of Class A Common Stock receivable upon conversion of shares of Series B Preferred Stock shall include only shares designated as Class A Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 5G.

            5O. Limitations on Conversion. Except as otherwise expressly provided in Paragraph 5A, the holders of Series B Preferred Stock shall not be entitled to exercise the Conversion Right set forth in this Paragraph 5 prior to the March 31, 2000 Conversion Commencement Date.

            5P. Mandatory Conversion. All outstanding shares of Series B Preferred Stock shall automatically convert to shares of Class A Common Stock on the third (3rd) Anniversary Date of the Closing Date (as defined in the Purchase Agreement).

      6. Redemption.

            6A. Optional Redemption. In the event that at any time prior to January 1, 2000, the average of the closing prices of the Company's Class A Common Stock, as traded on a National Securities Exchange, as reported by such National Securities Exchange (the "Average Price") for the twenty five (25) consecutive trading days immediately preceding the date notice of redemption shall be given shall be less than 140% (1.4 times) the Conversion Price then in effect, the Corporation shall have the right (but not the obligation), by written notice given to all holders of Series B Preferred Stock (the "Optional Redemption Notice') to redeem for cash all or any portion of the shares of Series B Preferred Stock by paying to the holders of such shares of Series B Preferred Stock, for each full share of Series B Preferred Stock to be redeemed, an amount which shall be equal to the sum of the following (i) the Original Purchase Price per share, (ii) $0.80 multiplied by a fraction, the numerator of which shall be the number of days from the Closing Date to the date fixed in the Redemption Notice (not to exceed 60 days from the date of such Optional Redemption Notice) upon which such Series B Preferred Stock shall be redeemed and repurchased (the "Optional Redemption Date"), and the denominator of which shall be 365, and (iii) 50% of the Original Purchase Price per share, multiplied by a fraction, the numerator of which shall be the number of days from the Closing Date to the Redemption Date and the denominator of which shall be 365 (the "Optional Redemption Price").

            6B. Mandatory Redemption.

                  (1) In the event that on January 1, 2000, the Average Price for the twenty five (25) consecutive trading days immediately preceding January 1, 2000 (the `Anniversary Price") shall be less than the Conversion Price then in effect, the holder(s) of the Series B Preferred Stock shall have the right (but not the obligation), by written notice (the "Mandatory Redemption Notice") given to the Corporation given at any time from and after January 1, 2000 up to and including January 31, 2000 (the "Mandatory Redemption Period") to cause the Corporation to redeem for cash that number of shares of the Class B Preferred Stock as shall be determined by dividing (a) the difference between (i) the number of shares of Class A Common Stock that would be issuable upon conversion at the Anniversary Price of those shares of Series B Preferred Stock which the holder(s) elects to redeem, and (ii) the number of shares of Class A Common Stock that would be issuable upon conversion at the Conversion Price of those shares of Series B Preferred Stock which the holder(s) elects to redeem, by (b) the Original Purchase Price; provided, however, in no event shall each holder of Series B Preferred Stock and all holders of Series B Preferred Stock be entitled to compel mandatory redemption pursuant to this Paragraph 6B of more than fifty (50%) percent of the aggregate number of shares of Series B Preferred Stock held by each such holder and all such holders in the aggregate. Holders of Series B Preferred Stock shall have the right to rescind their Mandatory Redemption Notice at any time during the Mandatory Redemption Period. Following expiration of the January 31, 2000 Mandatory Redemption Period, unless one or more holders of Series B Preferred Stock shall have given a timely Mandatory Redemption Notice to the Corporation, the holders of Series B Preferred Stock shall have no further rights to compel or require the Corporation to redeem any of their shares of Series B Preferred Stock, whether pursuant to this Section 6B or otherwise, other than to receive the Mandatory Redemption Payment, out of funds legally available therefore, if a Mandatory Redemption Notice had been timely given on or before January 31, 2000.

                  (2) In the event and to the extent that any shares of Series B Preferred Stock shall be subject to mandatory redemption pursuant to this Paragraph 6B, the Corporation shall pay to the holders of such shares of Series B Preferred Stock seeking redemption, out of funds legally available therefore, an amount, for each full share of Series B Preferred Stock to be redeemed (the "Mandatory Redemption Price"), which shall be equal to the Original Purchase Price per share, plus all accrued and unpaid dividends of such shares of Series B Preferred Stock to be redeemed through the date of the Mandatory Redemption Notice. In the event that the Corporation shall fail to pay the Mandatory Redemption Price or shall otherwise be restricted, pursuant to any loan, credit or securities purchase agreement or provision of applicable law, from paying the Mandatory Redemption Price, in either case within the period specified in
Section 6C
below, at the end of every consecutive thirty (30) day period in which the payment of the Mandatory Redemption Price shall be in arrears, the exercise price of the "Warrants" referred to in clause (3) of this Section 6B, shall be reduced to an amount which shall be ninety-five (95%) of the amount of such exercise price in effect as at the end of the immediately preceding thirty (30) day period. Thus, by way of illustration, if the exercise price of the Warrants is $0.75 per share and a Mandatory Redemption Notice shall be given on January 15, 2000, resulting in the applicable Mandatory Redemption Price being due and payable on March 14, 2000, unless the Mandatory Redemption Price were paid prior thereto, commencing on April 15, 2000 the exercise price of the Warrants would be reduced to $0.7125 per share, and would continue to be reduced by five (5%) percent at the end of each 30 day period thereafter, until the Mandatory Redemption Price is paid in full..

                  (3) In the event and to the extent that any holder(s) of Series B Preferred Stock shall have the right and shall demand that any portion of its or their Series B Preferred be redeemed pursuant to this Paragraph 6B, the Corporation shall have the right (but not the obligation) to redeem (at the same time it pays the Redemption Price) for $.01 per Warrant, that number of the Warrants issued to the original holders of Series B Preferred Stock pursuant to the Purchase Agreement referred to in Paragraph 7(b) as shall evidence the holder's right to purchase a number of shares of the Corporation's Class A Common Stock issuable upon exercise of such Warrants (the "Warrant Shares") as shall be equal to 200% of the number of shares of the Corporation's Class A Common Stock issuable upon conversion at the Conversion Price of the shares of Series B Preferred Stock which are to be so redeemed. Thus, by way of illustration of the foregoing, if the Conversion Price is $1.50 and the Anniversary Price is $1.00, a maximum of fifty thousand (50,000) shares of Series B Preferred Stock would be subject to mandatory redemption at the Original Purchase Price plus accrued and unpaid dividends pursuant to this Paragraph 6B, and the Company would be entitled to redeem and repurchase up to 666,667 of the Warrants for $.01 each.

            6C. Redemption Payment. The Corporation shall pay an aggregate amount for all shares of Series B Preferred Stock to be redeemed pursuant to this Paragraph 6, whether at the Optional Redemption Price or the Mandatory Redemption Price, as applicable (the "Redemption Payment"), calculated by multiplying the number of shares so redeemed by the applicable Optional Redemption Price or Mandatory Redemption Price, not later than sixty (60) days following the Optional Redemption Notice or Mandatory Redemption Notice, as applicable by payment of the Optional Redemption Price or Mandatory Redemption Price (as the case may be) by bank cashiers' or certified check payable to the applicable holders of the Series B Preferred Stock or wire transfer of immediately available funds to accounts designated by such holders against delivery of the Series B Preferred Stock in accordance with clause 6D below.

            6D. Delivery of Shares. The holders of Series B Preferred Stock whose Shares are to be redeemed pursuant to this Section 6 shall deliver to the Corporation, against receipt of the applicable Redemption Payment all of their shares of Series B Preferred Stock to be redeemed, duly endorsed in blank for transfer or accompanied by a duly executed stock power with the signature of the record owner guaranteed by a bank or member firm of the New York Stock Exchange.

            6E. Rights of Holders of Series B Preferred Stock. From and after the applicable Redemption Date, unless there shall have been a default in payment of the applicable

Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the applicable Redemption Notice as holders of Series B Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of holders of Series A Preferred Stock which may from time to time come into existence in compliance with this Certificate of Designations, at any time thereafter if the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on any applicable Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of Series A Preferred Stock which may from time to time come into existence in compliance with this Certificate of Designations, at any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

7. Definitions. As used herein, the following terms shall have the following meanings:

                  (a) The term Change of Control shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owners (as defined in rule 13(d)(3) under the Securities Exchange Act of 1934) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or (ii) a sale of assets constituting all or substantially all of the assets of the Corporation (determined on a consolidated basis).

                  (b) The term "Purchase Agreement" shall mean the Series B Preferred Stock Purchase Agreement to be entered into on or about the date this Certificate of Designation becomes effective by and between the Corporation, Seaside Partners, L.P. and the other party signatories thereto.

      IN WITNESS WHEREOF, Interiors, Inc. has caused this certificate to be signed on its behalf by Max Munn, its President and Chief Executive Officer, this 22 day of January, 1999.

                                    INTERIORS, INC.

                                    By: /s/Max Munn
                                        -------------------------------
                                        Max Munn, President and
                                        Chief Executive Officer

ATTEST:

/s/ Joan York
------------------------
Joan York, Secretary